Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Reinsurance Group of America, Incorporated and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 28, 2013, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/    Deloitte & Touche LLP

St. Louis, Missouri

December 04, 2013